SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported) March 29, 1997

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                         COUNTRY STAR RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                       -----------------------------------

   Delaware                        33-67526-A                    62-1536550
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

                       ----------------------------------

11150 Santa Monica Boulevard, Suite 650, Los Angeles, CA         90025
 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  310/268-2200

Item 4.  Changes in Registrant's Certifying Accountant

     On March 29, 1997, Country Star Restaurants, Inc. ("Registrant") informed its independent auditors, Deloitte & Touche, LLP ("Deloitte") of Registrant's decision to dismiss them as independent auditors. On March 29, 1997, Registrant engaged the firm of Cacciamatta Accountancy Corporation ("Cacciamatta"), as its independent auditors.

     Deloitte was engaged by Registrant as its independent auditors on January 16, 1997. Changes in management subsequent to that date contributed to substantial delays in the Company's preparation of its financial statements. Due to those delays, Deloitte was unable to perform any significant audit procedures during the period of its engagement. Deloitte did not prepare any reports or render any adverse opinion or disclaimer of opinion on Registrant's financial statements.

     During the period of Deloitte's engagement (January 16, 1997 through March 29, 1997), there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     During the period of Deloitte's engagement (January 16, 1997 through March 29, 1997), Deloitte did not advise the Registrant of any of the following: (1) that the internal controls necessary for Registrant to develop reliable financial statements did not exist; (2) that information had come to Deloitte's attention that led it to no longer be able to rely on management's representations, or that Deloitte had been made unwilling to be associated with the financial statements prepared by management; (3) that Deloitte needed to expand significantly the scope of its audit or that information had come to Deloitte's attention that if further investigated may (a) materially impact the fairness or reliability of either previously issued audit reports or the underlying financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (b) cause it to be unwilling to rely on management's representations or be associated with Registrant's financial statements; or (4) due to its dismissal or for any other reason, Deloitte did not expand the scope of its audit or conduct any such further investigation.

     Deloitte has not advised the Registrant (1) that information has come to its attention that it has concluded materially impacts the fairness or reliability of either a previously issued report or underlying financial statements or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statement covered by an audit report or (2) that due to Deloitte's dismissal any issue relating to the foregoing has not been resolved to Deloitte's satisfaction prior to its dismissal.



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

     The decision to dismiss Deloitte was approved by the Board of Directors of Registrant. The Board of Directors noted that Registrant's Report on Form 10-K for the year ended December 31, 1996 needs to be filed on or before April 15, 1997. Management determined on March 29, 1997, that Deloitte was unable to provide Registrant with assurances satisfactory to Registrant that it would be able to complete its audit and issue its report by April 15, 1997.

     Representatives of Cacciamatta have provided consulting services to management of Registrant since February 28, 1997, and, accordingly, have become familiar with the financial records of Registrant. Based on this, Cacciamatta was able to provide Registrant with some assurance that it could complete its audit and report on Registrant's financial statements by April 15, 1997, although it did not promise that it could complete its work by this date. Based upon this information, the Board determined to dismiss Deloitte and retain Cacciamatta.

     During the period that representatives of Cacciamatta were consulting with Registrant, Registrant did not consult with Cacciamatta regarding either (1) the application of accounting principles to any specified transaction or (2) the type of audit opinion that might be rendered on the Registrant's financial statements. No written report or oral advice was provided by Cacciamatta that was an important factor considered by Registrant in reaching a decision as to any accounting, auditing, financial or reporting issues. During the period of their consulting with Registrant, Cacciamatta was not consulted regarding any matter which was a subject of a disagreement between Registrant and Deloitte.

     Registrant has requested that Cacciamatta review the disclosure required by
Item 304(a)(3) of Regulation SK before it is filed with the Securities & Exchange Commission (the "Commission"), and has provided Cacciamatta with the opportunity to furnish Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's views, or respects in which it disagrees with Registrant's statements in response to Item 304(a)(3) of Regulation SK.

     Registrant has authorized Deloitte to respond fully to the inquiries of the Registrant's successor accountant and has requested that Deloitte provide Registrant with a letter addressed to the Commission, as required by Item 304(a)(3) of Regulation SK, so that the Registrant can file such letter with the SEC within ten (10) business days after the filing of this Report



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

Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          None

     (b)  Pro Forma Financial Information.

          None

     (c)  Exhibits

     16.1 Letter re change in Certifying Account*


--------
*  To be filed by amendment.



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

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on April 4, 1997.


                                                  COUNTRY STAR RESTAURANTS, INC.




                                                        /s/ Dan J. Rubin
                                                  -----------------------------
                                                  Dan J. Rubin, Chief Executive
                                                      Officer and President



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